Filed pursuant to Rule 424(b)(3)
Registration No. 333-226753
PROSPECTUS
500,000 Shares of Common Stock
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This prospectus relates to the offer and sale from time to time by the selling stockholders named herein of up to 500,000 shares of the common stock, par value $0.001 per share (the “Common Stock”), of Inseego Corp. (the “Company”). We are registering the resale of the shares of Common Stock as required by the terms of the Mutual General Release and Settlement Agreement that we entered into with the selling stockholders on July 26, 2018 (the “Settlement Agreement”).
Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 8 for more information.
We will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders.
The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock. We have agreed to pay certain expenses in connection with this registration statement. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of Common Stock in this offering.
You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.
Our Common Stock is traded on the NASDAQ Global Select Market under the symbol “INSG.” On August 21, 2018, the last reported sale price of our Common Stock on the NASDAQ Global Select Market was $2.62.
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Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 and contained under similar headings in the other documents that we incorporate by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is August 21, 2018.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell Common Stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of the Common Stock. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.
The distribution of this prospectus and the issuance of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 5. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”.
As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, “Inseego” or “the Company” refer to Inseego Corp., a Delaware corporation, and its wholly owned or indirect subsidiaries, and their predecessors.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries.
You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I - Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2018, and the amendment thereto filed on Form 10-K/A on April 30, 2018, and elsewhere in the other documents incorporated by reference into this prospectus.
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.
TRADE NAMES, TRADEMARKS AND SERVICE MARKS
“Inseego” and the Inseego logo are trademarks or registered trademarks of Inseego. “Novatel Wireless”, the Novatel Wireless logo, “MiFi”, “MiFi Intelligent Mobile Hotspot” and “MiFi Freedom. My Way.” are trademarks or registered trademarks of Novatel Wireless, Inc. “DigiCore”, “Ctrack” and the Ctrack logo are trademarks or registered trademarks of DigiCore Holdings Limited (“Ctrack”). “Inseego North America”, “Skyus” and “Crossroads” are trademarks or registered trademarks of Inseego North America, LLC. Other trademarks, trade names or service marks used in this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Common Stock discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Our Company
The Company is a leader in the design and development of products and solutions that enable high performance mobile applications for large enterprise verticals, service providers and small and medium-sized businesses around the globe. Our product portfolio consists of enterprise software-as-a-service (“SaaS”) solutions and Internet of Things (“IoT”) and mobile solutions, which together form the backbone of compelling, intelligent, reliable and secure IoT services with deep business intelligence. The Company’s products and solutions power mission critical applications with a “zero unscheduled downtime” mandate, such as asset tracking, fleet management, industrial IoT, SD WAN failover management and mobile broadband services. Our solutions are powered by our key innovations in purpose built SaaS cloud platforms, IoT and mobile technologies, including the newly emerging 5G technology.
We have invented and reinvented ways in which the world stays connected, accesses information and derives intelligence from that information. With multiple first-to-market innovations and a strong and growing portfolio of hardware and software innovations for IoT, the Company has been advancing technology and driving industry transformation for over 30 years. It is this proven expertise and commitment to quality and innovation that makes us a preferred global partner of service providers, distributors, value-added resellers, system integrators, enterprises, small and medium-sized businesses and consumers.
The following is a summary of the transactions relating to the securities being registered hereunder:
Private Placement
On July 26, 2018, the Company entered into the Settlement Agreement in full settlement of all claims and counterclaims asserted in a lawsuit filed by the Company’s wholly owned-subsidiary, Novatel Wireless, Inc., against the selling stockholders in 2017. Pursuant to the Settlement Agreement, on July 27, 2018, the Company issued 500,000 shares of Common Stock to the selling stockholders. Pursuant to the Settlement Agreement, we agreed to file the registration statement of which this prospectus is a part with the Commission to register the sale or other disposition of the shares of our Common Stock we issued and to use commercially reasonable best efforts to cause the Commission to declare the registration statement effective.

The Offering

Securities offered	500,000 shares of Common Stock, including related rights to purchase Series D Preferred Stock.
Common Stock to be outstanding after the offering	72,412,170 shares
Selling Stockholders	All of the shares of Common Stock are being offered by the selling stockholders identified in the section titled “The Selling Stockholders” beginning on page 6 of this prospectus.
Use of Proceeds	We will not receive any of the proceeds from sales of shares of Common Stock by the Selling Stockholder.
NASDAQ Global Select Market Symbol	INSG
The above information regarding the shares of Common Stock to be outstanding after the offering is based on 72,412,170 shares of Common Stock outstanding as of August 6, 2018.

Company Information
Inseego Corp. is a Delaware corporation formed in 2016 and is the successor to Novatel Wireless Inc., a Delaware corporation formed in 1996, resulting from an internal reorganization that was completed in November 2016. Our principal offices are located at 9605 Scranton Road, Suite 300, San Diego, CA 92121, and our telephone number is (858) 812-3400. Our sales and engineering offices are located throughout the world. Inseego’s Common Stock trades on The NASDAQ Global Select Market under the trading symbol “INSG”.
We maintain an Internet website at www.inseego.com. We have included our website address in this prospectus solely as an inactive textual reference. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on or accessible through, our website as part of this prospectus.

RISK FACTORS
Investing in shares of our Common Stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to purchase any of the Common Stock being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
We will receive no proceeds from the sale of the Common Stock by the selling stockholders. The selling stockholders will pay any underwriting discounts and commissions and any similar expenses they incur in disposing of the Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus. These may include, without limitation, all registration, qualification and printing fees, listing fees, fees and expenses incident to any required review by the Financial Industry Regulatory Authority, Inc. and fees and expenses of our counsel and accountants.

THE SELLING STOCKHOLDERS
This prospectus relates to the resale by the selling stockholders named below, from time to time, of up to 500,000 shares of our Common Stock issued to the selling stockholders as described above under the heading “Prospectus Summary-Private Placement.”
We do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares covered hereby. The selling stockholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. For purposes of the table below, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon completion of the applicable offering.
The selling stockholders are former employees of our subsidiary, Inseego North America, LLC, and are the former stockholders of R.E.R. Enterprises, Inc. from whom we acquired our subsidiaries R.E.R. Enterprises, Inc., Inseego North America, LLC and Feeney Wireless IC-Disc, Inc. We do not believe that any: (a) selling stockholder is a broker-dealer or affiliate of a broker-dealer or (b) selling stockholder has any direct or indirect agreements or understandings with any person to distribute their shares.
The selling stockholders have represented to us in writing that they acquired the securities for their own account and not with a view to resell or distribute such securities or any part thereof in violation of the Securities Act. In recognition of the fact that the selling stockholders, even though acquiring the shares for their own account, may wish to be legally permitted to sell the securities when they deem appropriate, we agreed with the selling stockholders to file a registration statement to register the resale of the securities.
The table below presents information regarding the selling stockholders and the shares of our Common Stock that they may sell or otherwise dispose of from time to time under this prospectus. The percentage of beneficial ownership is based upon 72,412,170 shares of Common Stock issued and outstanding as of August 6, 2018. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the selling stockholders the right to acquire Common Stock within 60 days of August 6, 2018. Information in the table below is based on information provided by or on behalf of the selling stockholders. Since the date on which the selling stockholders provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of its shares in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Common Stock Owned After Offering(1)
	Number	Number	Number	Percent
Robert E. Ralston	884,000	300,000	584,000	(2)
Ethan B. Ralston	589,334	200,000	389,334	(2)

(1)	For purposes of this table, the Company assumes that all of the shares covered by this prospectus will be sold by the selling stockholders.

(2)	Less than 1%.
Each time a selling stockholder sells any shares of Common Stock offered by this prospectus, he is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about such selling stockholder and the terms of the shares of Common Stock being offered in the manner required by the Securities Act.
No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the Commission and remains effective at the time a selling stockholder offers or sells shares of Common Stock. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the Commission incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION
The selling stockholders may, from time to time, sell, transfer or otherwise dispose of the shares of Common Stock or interests in the shares of Common Stock covered hereby:

•	on any stock exchange, market or trading facility on which the shares are traded or in private transactions; or

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through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the Common Stock (these discounts, concessions or commissions may be in excess of those customary in the types of transactions involved).

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices, or without cash consideration.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	sales on any national securities exchange or quotation on which the Common Stock may be listed or quoted at the time of the sale;

•	sales in the over-the-counter market;

•	sales in transactions other than on such exchanges or services or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale or distribution; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest of the selling stockholders under this prospectus.
In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers or other financial institutions that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through such agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our Common Stock to be sold, the name of the selling stockholders, the purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF COMMON STOCK
The following information describes our Common Stock, as well as certain provisions of our amended and restated certificate of incorporation (as amended, our “Certificate of Incorporation”) and our amended and restated bylaws (as amended, our “Bylaws”). This description is only a summary. You should also refer to our Certificate of Incorporation and Bylaws, which have been filed with the Commission as exhibits to our registration statement, of which this prospectus forms a part.
Authorized and Outstanding Capital Stock
Our authorized capital stock consists of 150,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable in one or more series designated by our board of directors (the “Board”), of which 150,000 shares have been designated as Series D Preferred Stock. As of August 6, 2018, there were 72,412,170 shares of Common Stock and no shares of Preferred Stock issued and outstanding.
Common Stock
Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock are entitled to receive such dividends, if any, as may from time to time be declared by our Board out of funds legally available for that purpose. Pursuant to our Certificate of Incorporation, holders of Common Stock are entitled to one vote per share, and are entitled to vote upon such matters and in such manner as may be provided by law. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, holders of Common Stock, upon the liquidation, dissolution or winding up of the Company, are entitled to share equally and ratably in the assets of the Company. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to the rights, preferences and privileges of any series of Preferred Stock that we may issue in the future.
Each share of Common Stock includes Series D preferred stock purchase rights (the “Rights”) pursuant to the rights agreement, dated as of January 22, 2018, between the Company and the rights agent named therein (the “Rights Agreement”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Company’s common stock. The Rights have no value except as reflected in the market price of the shares of the Company’s common stock to which they are attached, and can be transferred only with the shares of common stock to which they are attached.
Our Common Stock is traded on the NASDAQ Global Select Market under the symbol “INSG.”
Preferred Stock
Our Certificate of Incorporation provides that we may issue shares of preferred stock from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our Common Stock and could have anti-takeover effects, including preferred stock or rights to acquire preferred stock in connection with implementing a stockholder rights plan. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of our existing management.
Series D Preferred Stock
The Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), is reserved for issuance in connection with the Rights outstanding under our Rights Agreement. The Series D Preferred Stock will not be redeemable at the option of the holder thereof. Each share of Series D Preferred Stock will be entitled to receive quarterly dividends when, and if declared by the Board, out of funds legally available for such purpose, equal to 1,000 times the aggregate of all dividends declared per share of Common Stock since the immediately preceding quarterly dividend payment date. In the event of our liquidation, the holders of Series D Preferred Stock will be entitled to an aggregate payment equal to 1,000 times the payment made per share of Common Stock, plus any accrued and unpaid dividends. Each share of Series D Preferred Stock shall be entitled to 1,000 votes, voting together with the shares of Common Stock, on any matter submitted to a vote of our stockholders. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series D Preferred Stock will be exchanged for 1,000 times the amount of consideration into which each share of Common Stock is exchanged. Because of the nature of the Series D Preferred Stock dividend, liquidation and voting rights, the value of the one one-thousandth share of Series D Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock. The Series D Preferred Stock would rank junior to any other series of our preferred stock. There are currently no shares of Series D Preferred Stock issued and outstanding.
Anti-Takeover Effects of Some Provisions of Delaware Law
Provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the acquisition of the Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with our Board. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.
We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•
the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•
upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.
In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, the Company has not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire the Company.
Anti-Takeover Effects of Our Charter Documents
Our Certificate of Incorporation provides for our Board to be divided into three classes serving staggered terms. Approximately one-third of the Board will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Board until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.
Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of our stockholders, including proposed nominations of persons for election to the Board. Among other requirements, the advance notice provisions provide that (i) a stockholder must provide to the secretary of the Company timely notice (generally 90-120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders) of any business, including director nominations, proposed to be brought before the annual or special meeting, which notice must conform to the substantive requirements set forth in the Bylaws, (ii) a stockholder must deliver certain information regarding the person(s) making the proposal, and in the case of any nominee for election to the Board, information regarding such nominee, in each case as set forth in the Bylaws, and (iii) any nominee for election to the Board must provide both an executed questionnaire regarding his or her background, qualifications, stock ownership and independence, and an executed representation agreement regarding voting commitments, indemnification or similar arrangements and compliance with Company policies applicable to members of the Board. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.
Our Bylaws provide that our Board, our chairman of the Board or our chief executive officer may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board by calling a special meeting of stockholders prior to such time as a majority of the Board believed the matter should be considered or until the next annual meeting provided that the requestor met the notice and other requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the Board also could be delayed until the next annual meeting.
Our Certificate of Incorporation provides that our Bylaws may be altered or amended or new bylaws adopted by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock entitled to vote.
Our Board is expressly authorized to adopt, amend or repeal our Bylaws. This provision may not be repealed, amended or altered in any respect without the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock entitled to vote.
Our Certificate of Incorporation does not allow stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder of the requisite number of shares of our capital stock would not be able to amend our Bylaws or remove directors without holding a stockholders’ meeting. The holder would have to obtain the consent of a majority of our Board, our chairman of the Board or our chief executive officer to call a stockholders’ meeting and satisfy the notice periods determined by our Board.
Anti-Takeover Effects of Our Rights Agreement
On January 22, 2018, the Company entered into a Rights Agreement with Computershare Trust Company, N.A., a federally chartered trust company, as rights agent. In connection with the Rights Agreement, the Board authorized and declared a dividend distribution of one Right for each share of Common Stock outstanding and has authorized the issuance of one Right with respect to each share of Common Stock that is issued and becomes outstanding until the earlier of the Distribution Date and the Expiration Date (each as defined in the Rights Agreement). Prior to exercise, the Rights do not give their holders any rights as a stockholder of the Company, including any dividend, voting or liquidation rights. The Rights trade only with the shares of Common Stock to which they are attached. A complete description and terms of the Rights is set forth in the Rights Agreement.
The Rights are not exercisable until the Distribution Date. Until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Upon the Distribution Date, the Rights may be transferred separately from the Common Stock, and each Right, other than Rights held by an Acquiring Person (as defined below), will entitle its holder to purchase from the Company one one-thousandth of a share of Series D Preferred Stock, at a purchase price of $10.00 per one one-thousandth of a share of Series D Preferred Stock, subject to adjustment (the “Purchase Price”). An “Acquiring Person” is any person or group of affiliated or associated persons that has acquired or has the ability to acquire direct or indirect beneficial ownership of 4.9% or more of the Company’s Common Stock then-outstanding, subject to certain exceptions.
If any person becomes an Acquiring Person, each holder of Rights (other than Rights owned by an Acquiring Person,

which shall have become void), will thereafter have the right to receive, upon exercise thereof, that number shares of Common Stock of the Company having a market value equal to two times the Purchase Price.
If, at any time after a person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current purchase price of the Right, that number of shares of Common Stock of the acquiring company which at the time of such transaction will have a market value equal to two times the Purchase Price.
At any time after any person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the Common Stock then-outstanding, the Board may exchange the Rights (other than Rights owned by an Acquiring Person, which shall have become void), at an exchange ratio of one share of Common Stock per Right, subject to adjustment.
The Rights will expire on the earliest of (i) the close of business on January 22, 2021, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, and (iv) if the Rights Agreement has not been approved by the stockholders prior to the conclusion of the Company’s annual meeting, the close of business on such date.
At any time before any person becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate.
The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. However, from and after such time as any person becomes an Acquiring Person, the Rights Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than Rights which have become null and void).
The Rights have anti-takeover effects. If the Rights are exercised, shares of Series D Preferred Stock will be issued, which will cause significant dilution to an Acquiring Person that attempts to acquire us on terms not approved by our Board. The Rights should not interfere with any merger or other business combination approved by our Board since the Rights may be amended to permit such acquisition or redeemed by us at $0.0001 per Right at any time prior to the time that a person or group becomes an Acquiring Person.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock and related rights to purchase Series D Preferred Stock, is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021 and its telephone number is (877) 290-2245.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Paul Hastings LLP, San Diego, California.
EXPERTS
Mayer Hoffman McCann P.C., independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K as of December 31, 2017 and for each of the two years in the period ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Mayer Hoffman McCann P.C.’s report, given on their authority as experts in accounting and auditing.
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference room. The Commission maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including Inseego Corp. You may also access our reports and proxy statements free of charge at our Internet website, http://investor.inseego.com.
This prospectus is part of a registration statement that we have filed with the Commission relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the Commission, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the Commission’s Public Reference Room or through its Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The rules of the Commission allow us to incorporate by reference in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents that we have filed separately with the Commission. You should read the information incorporated by reference because it is an important part of this prospectus. We hereby incorporate by reference the following information or documents into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Commission on March 16, 2018, and the amendment thereto filed on Form 10-K/A on April 30, 2018;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Commission on May 10, 2018;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed with the Commission on August 8, 2018;

•	our Current Reports on Form 8-K filed with the Commission on January 8, 2018, January 22, 2018, June 8, 2018, June 28, 2018, July 18, 2018, July 31, 2018, August 3, 2018 and August 7, 2018; and

•
the description of our Common Stock contained in our Current Report on Form 8-K, dated November 9, 2016, which updates the description of our Common Stock contained in the Registration Statement on Form S-1 (File No. 333-42570), filed with the Commission on July 28, 2000, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Upon written or oral request, we will provide to each person, including any beneficial owner, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Inseego Corp., Attention: Shareholder Services, 9605 Scranton Road, Suite 300, San Diego, CA 92121, telephone (858) 812-3400.

Inseego Corp.
500,000 Shares of Common Stock
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PROSPECTUS

August 21, 2018
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